DSL.NET, INC.

                                  EXHIBIT 11.01

        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                THREE MONTHS ENDED
                                                                      MARCH 31,
                                                           ------------------------------
                                                               2002              2003
                                                           ------------      ------------
          Loss applicable to common stockholders           $    (11,646)     $    (13,303)
                                                           ============      ============

          Basic and diluted:

          Weighted average shares of common stock
              outstanding                                    64,743,155        64,931,588


                                                           ------------      ------------
          Weighted average shares used in                    64,743,155        64,931,588
              computing basic and diluted net loss per
              share

          Basic and diluted net loss per share             $      (0.18)     $      (0.20)
                                                           ============      ============


THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.